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                 PORTFOLIO MANAGEMENT AGREEMENTAGREEMENT made this
__________day of August, 1995 between Institutional Capital Corporation,a corporation organized under the laws of Delaware ("Portfolio Manager") and THE HIRTLECALLAGHAN TRUST, a Delaware business trust ("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management series investment companyunder the Investment Company Act of 1940, as amended ("Investment Company Act") which currentlyoffers five series of beneficial interests ("shares") representing interests in separate investmentportfolios, and may offer additional portfolios in the future; and WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program ofinvestment management for The Value Equity Portfolio of the Trust ("Portfolio") and Portfolio Manageris willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending tobe legally bound hereby, it is agreed between the parties as follows:



1. Appointment of Portfolio Manager. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein andPortfolio Manager agrees to accept such appointment. In carrying out its responsibilities under thisAgreement, the Portfolio Manager shall at all times act in accordance with the investment objectives,policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statementof the Trust, applicable provisions of the Investment Company Act and the rules and regulationspromulgated under that Act and other applicable federal securities laws.

 2. Duties of Portfolio Manager. (a) Portfolio Manager shall provide a continuous program of investment management for that portionof the assets of the Portfolio ("Account") that may, from time to time be allocated to it by the Trust'sBoard of Trustees, in writing, by an authorized officer of the Trust. It is understood that the Accountmay consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees hasthe right to allocate and reallocate such assets to the Account at any time, and from time to time, uponsuch notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensureorderly management of the Account or the Portfolio.

(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have soleinvestment discretion with respect to the Account, including investment research, selection of thesecurities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested,and the selection of brokers and dealers through which securities transactions in the Account shall beexecuted. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agreesthat it will:
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(i) promptly advise the Portfolio's designated custodian bank and administrator or accountingagent of each purchase and sale, as the case may be, made on behalf of the Account, specifying thename and quantity of the security purchased or sold, the unit and aggregate purchase or sale price,commission paid, the market on which the transaction was effected, the trade date, the settlement date,the identity of the effecting broker or dealer and/or such other information, and in such manner, as mayfrom time to time be reasonably requested by the Trust;
     (ii) maintain all applicable books and records with respect to the securities transactions of theAccount. Specifically, Portfolio Manager agrees to maintain with respect to the Account those recordsrequired to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Actwith respect to transactions in the Account including, without limitation, records which reflect securitiespurchased or sold in the Account, showing for each such transaction, the name and quantity ofsecurities, the unit and aggregate purchase or sale price, commission paid, the market on which thetransaction was effected, the trade date, the settlement date, and the identity of the effecting broker ordealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed byRule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that allrecords it maintains for the Trust are the property of the Trust and Portfolio Manager will surrenderpromptly to the Trust any such records upon the Trust's request. The Trust agrees, however, thatPortfolio Manager may retain copies of those records that are required to be maintained by PortfolioManager under federal or state regulations to which it may be subject or are reasonably necessary forpurposes of conducting its business;
     (iii) provide, in a timely manner, such information as may be reasonably requested by the Trustor its designated agents in connection with, among other things, the daily computation of the Portfolio'snet asset value and net income, preparation of proxy statements or amendments to the Trust'sregistration statement and monitoring investments made in the Account to ensure compliance with thevarious limitations on investments applicable to the Portfolio and to ensure that the Portfolio willcontinue to qualify for the special tax treatment accorded to regulated investment companies underSubchapter M of the Internal Revenue Code of 1986, as amended; and
(iv) render regular reports to the Trust concerning the performance      of
Portfolio Manager of itsresponsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at thereasonable request of the Board of Trustees, attend meetings of the Board or its validly constitutedcommittees and will, in addition, make its officers and employees available to meet with the officersand employees of the Trust at least quarterly and at other times upon reasonable notice, to review theinvestments and investment program of the Account.
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3.  Portfolio Transaction and Brokerage.  In placing orders for portfolio securities with brokers anddealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of theAccount in such a manner that the total cost or proceeds in each transaction is the most favorable underthe circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers thatprovide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokersfor similar transactions, provided that Portfolio Manager determines in good faith that such commissionis reasonable in terms either of the particular transaction or of the overall responsibility of the PortfolioManager to the Account and any other accounts with respect to which Portfolio Manager exercisesinvestment discretion, and provided further that the extent and continuation of any such practice issubject to review by the Trust's Board of Trustees. Portfolio Manager shall not execute any portfoliotransactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or PortfolioManager, including any other investment advisory organization that may, from time to time act as aportfolio manager for the Portfolio or any of the Trust's other Portfolios, without prior written approvalof the Trust. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Managerand will promptly advise Portfolio Manager of any changes in such list.

 4. Expenses and Compensation.Portfolio Manager shall pay all of its expenses incurred in the performance of its duties under thisAgreement and shall not be required to pay any other expenses of the Trust, including withoutlimitation, brokerage expenses. For its services under this Agreement, Portfolio Manager shall beentitled to receive a fee at the annual rate of .30% of the average daily net asset value of the Account,which fee shall be payable monthly.

5. Limitation of Liability and Indemnification.(a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any losssuffered by the Trust in connection with the matters to which this Agreement relates including, withoutlimitation, losses that may be sustained in connection with the purchase, holding, redemption or saleof any security or other investment by the Trust except a loss resulting from willful misfeasance, badfaith or gross negligence on the part of Portfolio Manager in the performance of its duties or fromreckless disregard by it of its duties
under this Agreement.   (b) Notwithstanding the foregoing, Portfolio Manager
expressly agrees that the Trust may rely uponwritten information provided, in writing, by Portfolio Manager to the Trust (including, withoutlimitation, information contained in Portfolio Manager's then current Form ADV) in accordance withSection 9 of the Agreement or otherwise, in preparing the Trust's registration statement and amendmentsthereto and certain periodic reports relating to the Trust and its Portfolios that are required to befurnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission ("SECFilings"). Portfolio Manager agrees to indemnify and
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hold harmless the Trust and each of its Trustees,officers and employees from any claims, liabilities and expenses, including reasonable attorneys' fees,incurred as a result of any untrue statement or alleged untrue statement of a material fact made by Portfolio Manager in any such written information and upon which the Trust relies in preparing anySEC Filing, or any omission or alleged omission to state in such written information a material factnecessary to make such statements not misleading ("material omission"). Portfolio Manager will not,however, be required to so indemnify any person under this
Section 5 to the extent that PortfolioManager relied upon an untrue statement or material omission made by an officer or Trustee of theTrust or where such untrue statement or material omission was made in reliance upon informationfurnished to the Portfolio Manager in writing by such officer or Trustee, or by the Trust's Custodian,Administrator or Accounting Agent.

6. Permissible Interest.Subject to and in accordance with the Trust's Declaration of Trust and Bylaws and correspondinggoverning documents of Portfolio Manager, Trustees , officers, agents and shareholders of the Trustmay have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders orotherwise. Portfolio Manager may have similar interests in the Trust. The effect of any suchinterrelationships shall be governed by said governing documents and the provisions of the InvestmentCompany Act.

7. Duration, Termination and Amendments.This Agreement shall become effective as of the date first written above and shall continue in effect fortwo years. Thereafter, this Agreement shall continue in effect from year to year for so long as itscontinuance is specifically approved, at least annually, by (i) a majority of the Board of Trustees or thevote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmativevote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority ofthose members of the Board of Trustees ("Independent Trustees ") who are not "interested persons" ofthe Trust or any investment adviser to the Trust.This Agreement may be terminated by the Trust or by Portfolio Manager at any time and withoutpenalty upon sixty days written notice to the other party, which notice may be waived by the partyentitled to it. This Agreement may not be amended except by an instrument in writing and signed bythe party to be bound thereby provided that if the Investment Company Act requires that suchamendment be approved by the vote of the Board, the Independent Trustees and/or the holders of theTrust's or the Portfolio's outstanding shareholders, such approval must be obtained before any suchamendment may become effective. This Agreement shall terminate upon its assignment. For purposes of this Agreement, the terms "majority of the outstanding voting securities, "assignment" and "interested person" shall have the meanings set forth in the Investment Company Act.
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8.  Confidentiality; Use of Name.Portfolio Manager acknowledges and agrees that during the course of its responsibilities hereunder, itmay have access to certain information that is proprietary to the Trust or to one or more of the Trust'sagents or service providers. Portfolio Manager agrees that Portfolio Manager, its officers and itsemployees shall treat all such proprietary information as confidential and will not use or discloseinformation contained in, or derived from such material for any purpose other than in connection withthe carrying out of Portfolio Manager's responsibilities hereunder. In addition, Portfolio Manager shalluse its best efforts to ensure that any agent or affiliate of Portfolio Manager who may gain access tosuch proprietary materials shall be made aware of the proprietary nature of such materials and shalllikewise treat such materials as confidential. It is acknowledged and agreed that the names "Hirtle Callaghan," "Hirtle Callaghan Chief InvestmentOfficers" (which is a registered trademark of Hirtle, Callaghan & Co., Inc. ("HCCI")), and derivativeof either, as well as any logo that is now or shall later become associated with either name ("Marks")are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or itsagents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will notuse any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of itsname, performance data, biographical data and other pertinent data by the Trust for use in marketingand sales literature, provided that any such marketing and sales literature shall not be used by the Trustwithout the prior written consent of Portfolio Manager, which consent shall not be unreasonablywithheld. The provisions of this Section 8 shall survive termination of this Agreement.

9. Representation, Warranties and Agreements of Portfolio Manager. Portfolio Manager represents and warrants that:
(a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("InvestmentAdvisers Act"), it will maintain such registration in full force and effect and will promptly report to theTrust the commencement of any formal proceeding that could render the Portfolio Manager ineligibleto serve as an investment adviser to a registered investment company under
Section 9 of the InvestmentCompany Act.
(b) It understands that, as a result of its services hereunder, certain of its employees and officers maybe deemed "access persons" of the Trust within the meaning of Rule 17j-1 under the InvestmentCompany Act and that each such access person is subject to the provisions of the code of ethics ("Trust'sCode") adopted by the Trust in compliance with such rule. Portfolio Manager further represents thatit is subject to a written code of ethics ("Portfolio Manager's Code") complying with the requirementsof Rule 204-2(a)(12) under the Investment Advisers Act and will provide the Trust with
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a copy of suchcode of ethics.  During the period that this Agreement is in effect, an officer or director of PortfolioManager shall certify to the Trust, on a quarterly basis, that Portfolio Manager has complied with the requirements of the Portfolio Manager's Code during the prior year; and that either (i) that no violationof such code occurred or (ii) if such a violation occurred, that appropriate action was taken in responseto such violation.
Upon the written request of the Trust, Portfolio Manager shall permit the Trust, orit designated agents, to examine the reports required to be made by Portfolio Manager under rule 17j-1(c)(1) under the Investment Company Act. In addition, Portfolio Manager acknowledges that the Trustmay, in response to regulations or recommendations issued by the Securities and Exchange Commissionor other regulatory agencies, from time to time, request additional information regarding the personalsecurities trading of its directors, partners, officers and employees and the policies of Portfolio Managerwith regard to such trading. Portfolio Manager agrees that it make every effort to respond to the Trust'sreasonable requests in this area.
(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any informationconcerning Portfolio Manager and its stockholders, employees and affiliates that the Trust mayreasonably require in connection with the preparation of its registration statements, proxy materials,reports and other documents required, under applicable state or Federal laws, to be filed with state orFederal agencies or to be provided to shareholders of the Trust.

10. Status of Portfolio Manager. The Trust and Portfolio Manager acknowledge and agree that the relationship between PortfolioManager and the Trust is that of an independent contractor and under no circumstances shall anyemployee of Portfolio Manager be deemed an employee of the Trust or any other organization that theTrust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict theright of Portfolio Manager or its affiliates to perform investment management or other services to anyperson or entity, including without limitation, other investment companies and persons who may retainPortfolio Manager to provide investment management services and the performance of such servicesshall not be deemed to violate or give rise to any duty or obligations to the Trust.

11. Counterparts and Notice. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be anoriginal. Any notice required to be given under this Agreement shall be deemed given when received,in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:


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If to the Trust:
Mr. Donald E. Callaghan, President
The Hirtle Callaghan Trust
575 East Swedesford Road
Wayne, PA 19087

If to Portfolio Manager:
Robert H. Lyon
Institutional Capital Corporation
225 South Wacker Drive
Chicago, Illinois  60606

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only andin no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule orotherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall bebinding upon and shall inure to the benefit of the parties hereto and their respective successors and shallbe governed by the law of the state of Delaware provided that nothing herein shall be construed asinconsistent with the Investment Company Act or the Investment Advisers Act.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trusteeliability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by theTrust pursuant to this Agreement shall be limited in all cases to the assets of The Value EquityPortfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligationsfrom the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust orany individual Trustee of the Trust.

13. Acknowledgement. The Trust acknowledges that it has received a copy of PortfolioManagerscurrent Form ADV, as filed with the Securities and Exchange Commission. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by theirofficers thereunto duly authorized as of the day and year first written above.



By: /s/
Institutional Capital Corporation



By: /s/
The Hirtle Callaghan Trust